                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          Ortec International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed aggregate value of transaction:

----------------------------------------------------------------------------

(5)      Total fee paid:

----------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 09-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid: _______________________________________________

(2)      Form.  Schedule or Registration Statement No. _________________________

(3)      Filing Party: _________________________________________________________

(4)      Date Filed: ___________________________________________________________

                            ORTEC INTERNATIONAL, INC.
                                  3960 BROADWAY
                               NEW YORK, NY 10032

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, AUGUST 11, 1998


         The 1998 Annual Meeting of Stockholders of Ortec International, Inc. (the "Company") will be held at the Audubon Biomedical Science and Technology Park, 3960 Broadway, New York, New York, on Tuesday, August 11, 1998, at 4.00 p.m. local time, to consider and act upon the following matters:

         1.       To elect six directors to serve for the ensuing year.

         2. To ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

         3. To ratify and approve the Company's Amended and Restated 1996 Stock Option Plan, increasing the maximum number of shares of the Company's Common Stock for which stock options may be granted under the Plan from the 350,000 to 1,550,000.

         4. To amend the Company's Certificate of Incorporation increasing the number of shares of common stock the Company is authorized to issue from 10,000,000 shares to 25,000,000 shares.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record as of the close of business on June 15, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.


                                         By Order of the Board of Directors

                                         Ron Lipstein
                                         Secretary


New York, New York
June 25, 1998


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                            ORTEC INTERNATIONAL, INC.
                                  3960 BROADWAY
                               NEW YORK, NY 10032


           PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, AUGUST 11, 1998


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ortec International, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Tuesday August 11, 1998, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

         The Company's Annual Report for the fiscal year ended December 31, 1997 is being mailed to all stockholders of the Company simultaneously with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

         At the close of business on June 15, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 5,879,353 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

         The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year, the adoption of the Company's Amended and Restated 1996 Stock Option Plan and the amendment of the Company's Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 15, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than five per cent (5%) of the outstanding shares of Common Stock of the Company.


                                                            AMOUNT AND
                                                             NATURE OF                      PERCENTAGE OF
NAME AND ADDRESS                                            BENEFICIAL                       OUTSTANDING
OF BENEFICIAL OWNER                                         OWNERSHIP**                    SHARES OWNED**
Steven Katz*                                                 385,237(1)                           6.4%
Mark Eisenberg*                                              596,000                             10.1%
Ron Lipstein*                                                372,606(2)                           6.2%
Alain Klapholz*                                              330,607(3)                           5.6%
Joseph Stechler                                              927,266(4)                          15.0%
 15 Engle Street
 Englewood, NJ 07631
Steven Lilien                                                  3,000(5)                            ***
 19 Larchmont Street
 Ardsley, NY 10502
Soros Fund Management, LLC                                   823,800(6)                          14.0%
 888 Seventh Avenue
 33rd Floor
 New York, NY 10106
Dawson-Samberg Capital                                       542,679(7)                           9.2%
 Management, Inc.
 354 Pequot Avenue
 Southport, CT 06490

The Travelers Indemnity
Company                                                        307,692                            5.2%
 One Tower Square
 Hartford, CT 06183
All officers and directors as
  group (seven persons)                                      2,624,716(1,2,3)
                                                                      (4,5)                      40.1%

-------

* The address of these persons is at the Company's offices, 3960 Broadway, New York, NY 10032.

** The number of Shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after June 15, 1998. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

***      Less than 1%, based upon information available to the Company.

(1) Does not include shares owned by Dr. Katz's children, their spouses and his grandchildren. Dr. Katz disclaims any beneficial interest in such shares. Includes 165,000 shares issuable to Dr. Katz upon his exercise of outstanding options and warrants.

(2) Includes 36,000 shares owned by Dollspart Supply Co., Inc. (a corporation of which Mr. Lipstein is the sole shareholder). Also includes 36,000 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in such 36,000 shares. Also includes 85,000 shares issuable to Mr. Lipstein upon his exercise of outstanding options and warrants.

(3) Includes 33,000 shares owned by Mr. Klapholz' minor children. Mr. Klapholz disclaims any beneficial interest in such 33,000 shares. Also includes 35,000 shares issuable to Mr. Klapholz upon his exercise of outstanding options and warrants.

(4) Includes shares owned by Stechler & Company. Also includes 287,430 shares to be issued by the Company to Mr. Stechler or Stechler & Company upon their exercise of outstanding options or warrants. Does not include 1,175,100 shares held in investment accounts for clients of Stechler & Co. Stechler & Co.'s investment power over such investment accounts may be terminated at any time by such clients.

(5) Consists of shares underlying options granted under the Company's 1996 Stock Option Plan.

(6) Consists of shares held for the account of Quasar International Partners, C.V. ("Quasar"). Soros Fund Management LLC ("SFM LLC") serves as principal investment manager to Quasar and as such, has been granted investment discretion over such shares of Common Stock. Stechler & Company currently exercises investment discretion over the 823,800 shares of Common Stock held for the account of Quasar pursuant to an investment advisory contract entered into with SFM LLC, which is terminable within sixty days.

(7) Shares held by two investment funds. The Company believes that Dawson-Samberg Capital Management, Inc. has sole or shared investment and/or voting power for these shares. Includes 31,153 shares issuable upon exercise of outstanding warrants which are not included among the shares registered for sale.


                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

         The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

         Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during the past five years and the date of the commencement of each director's term as a director.



Name                                  Age          Position
----                                  ---          --------
Steven Katz, Ph.D.                     53          President, Chief Executive Officer and Chairman of
                                                   the Board of Directors

Dr. Mark Eisenberg                     60          Senior Vice President, Research and Development
                                                   and Director


Ron Lipstein                           42          Secretary, Treasurer, Chief Financial Officer and
                                                   Director

Alain M. Klapholz                      41          Vice President, Operations and Director

Joseph Stechler                        46          Director

Steven Lilien, Ph.D.                   51          Director

         Steven Katz, a founder of the Company, has been a director of the Company since its inception in 1991 and was elected chairman of its Board of Directors in September, 1994. He has been employed by the Company since 1991. Dr. Katz has also been a professor of Economics and Finance at Bernard M. Baruch College in New York City since 1972. He has a Ph.D. in Finance and Statistics as well as an MBA and MS in Operations Research, both from New York University.

         Dr. Mark Eisenberg, a founder of the Company, has been a director and senior vice president of the Company since 1991. Dr. Eisenberg has also been a consultant to the Company since June 1991. See "Dr. Eisenberg Consulting Agreement". He has been a physician in private practice in Sydney, Australia, since 1967. He is a member and co- founder of the Dystrophic Epidermolysis Bullosa ("EB") clinic at the Prince of Wales Hospital for children in Sydney, Australia. He has done extensive research on EB disease.

         Ron Lipstein, a founder of the Company, has been the secretary and treasurer and a director of the Company since 1991. He has been employed by the Company since 1991.
Mr. Lipstein is a certified public accountant.

         Alain M. Klapholz, a founder of the Company, has been a vice president and a director of the Company since 1991. He has been employed by the Company since September, 1991. Mr. Klapholz has an MBA from New York University. Until December 14, 1998, Patterson Travis, Inc. ("Patterson Travis"), the underwriter of the initial public offering of the Company's securities, has the right to designate a director who will replace Mr. Klapholz. Patterson Travis has not yet made such designation.

         Joseph Stechler has been a director of the Company since 1992. He has been president and CEO of Stechler & Company, an investment management firm, since 1986, and from 1990 to January 1997, he was the general partner of Old Ironsides Capital, L.P., an investment fund. Prior to 1986 he was a securities analyst with several investment firms. Mr. Stechler has a JD degree from Columbia University and an LLM degree in corporate law from New York University.

         Steven Lilien was elected a director of the Company in February 1998. He has been chairman of the accounting department of Bernard M. Baruch College in New York City for the past eleven years and is currently the Weinstein Professor of Accounting there. He is a certified public accountant and has a Ph.D. in accounting and finance and an M.S., both from New York University.

         On February 10, 1998, the Board of Directors of the Company established an Audit Committee and a Stock Option Committee. The Board of Directors does not have a Nominating Committee or a Compensation Committee, and the usual functions of such committees are performed by the entire Board of Directors.

         Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The current members of the Audit Committee are Messrs. Lipstein, Stechler and Lilien.

         Stock Option Committee. The Stock Option Committee determines the persons to whom options should be granted under the Company's stock option plans and the number of options to be granted to each person. The current members of the Stock Option Committee are and Messrs. Katz, Lipstein and Stechler.


EISENBERG CONSULTING AGREEMENT

         Pursuant to a consulting agreement (the "Consulting Agreement") dated June 7, 1991, as amended on September 1, 1992, between the Company and Dr. Eisenberg, the Company has retained the services of Dr. Eisenberg as a consultant until August 31, 2005.

         Under the Consulting Agreement, Dr. Eisenberg devotes 20 hours per week to the Company. The Company pays Dr. Eisenberg an annual fee at the rate of $73,000 and $58 per hour for each hour in excess of twenty hours per week spent by Dr. Eisenberg on the Company's affairs. Dr. Eisenberg's fee is subject to annual increases based on certain formulas.

         In addition, Dr. Eisenberg will receive a bonus in the event that the Company files for the registration of any patent based on a significant advance that has been developed under his supervision or direction and which the Company's Board of Directors determines to have significant commercial application. The amount of any such bonus shall be determined by the Board of Directors of the Company, but shall not be less than $30,000 per patent registration, provided that bonuses may not aggregate more than $60,000 during any twelve-month period.

         Dr. Eisenberg has agreed not to compete with the Company until one year after termination of the Consulting Agreement.

SCIENTIFIC ADVISORY BOARD

         The Company has secured medical doctors expert in dermatology and surgery and an expert in the field of development of biomedical and other health care products, to serve on the Company's Scientific Advisory Board to advise the Company in the further development of its technology and to provide guidance for the Company's research strategy. The following persons are serving on the Company's Scientific Advisory Board:

         Dr. Richard Kronenthal - Chairman of the Company's Scientific Advisory Board. The Company retains Dr. Kronenthal as a consultant at a minimum annual fee of $60,000. As part of his consulting services, Dr. Kronenthal has taken the major responsibility in directing the Company's research and development efforts. Prior to 1989, Dr. Kronenthal was employed by Ethicon, Inc. ("Ethicon"), a division of Johnson and Johnson, for more than 30 years, the last four years as Ethicon's director of research and development. Prior to his retirement in 1989, Dr. Kronenthal was responsible for Ethicon's development of a variety of successful surgical products. During his more than thirty years with Ethicon, Dr. Kronenthal held increasingly responsible positions involving the worldwide commercialization of products derived from collagen, as well as synthetic absorbable and other materials. Since 1989, Dr. Kronenthal has been president of Kronenthal Associates, Inc., which provides technical and business consulting services for investors and companies in the health care field.

         Dr. Joseph McGuire - Professor of Dermatology and Pediatrics at Stanford University School of Medicine.

         Dr. Andrew Salzberg - of the Westchester Medical Center and Co-Director of its burn unit. Dr. Salzberg is a plastic surgeon with extensive experience in skin grafts.

         The Company compensates the members of its Scientific Advisory Board other than Dr. Kronenthal for their time and expenses only, with minimum payments of $5,000 per year to each member. The Company has granted to the following members of its Scientific Advisory Board warrants to purchase shares of the Company's Common Stock at exercise prices ranging from $9.425 to $10 per share: (i) to Dr. Salzberg, warrants expiring in August 1999 to purchase 2,660 shares,(ii) to Dr. McGuire, warrants expiring in April 2000 to purchase 2,000 shares and (iii) to Dr. Kronenthal, warrants expiring in March 2000 to purchase 2,000 shares. In addition, on April 1, 1996, the Company granted non-incentive stock options to Dr. Salzberg to purchase 10,000 shares, and to Dr. Kronenthal to purchase 7,500 shares, at an exercise price of $6.00 per share. Such options expire on April 1, 2001 and were granted for consulting services rendered by Drs. Salzberg and Kronenthal to the Company.

MEDICAL ADVISORY BOARD

         The Company has established a Medical Advisory Board to monitor the efficacy of the Company's programs and procedures for the screening and testing of potential pathogens and transmittable viruses in the Company's product. The following persons are serving on the Company's Medical Advisory Board:

         Dr. Aaron Glatt - Chief of Infectious Diseases at Catholic Medical Center in Flushing, New York.

         Dr. Andrew Salzberg - of the Westchester Medical Center and Co-Director of its burn unit and a plastic surgeon with extensive experience in skin grafting. Dr. Salzberg is also a member of the Company's Scientific Advisory Board.

         Dr. Alan Greenspan - a dermatologist in private practice in New York City.

         Dr. Suzanne Schwartz - employed by the Company as its medical director.

         Melvin Silberklang, Ph.D.- employed by the Company as Vice President of Research and Development.

         Nitya Ray, Ph.D. - employed by the Company as Director of Process Development.

         The Company compensates the three non-employee members of its Medical Advisory Board in the amount of $5,000 per annum.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PLACEMENT AGENTS

         In November 1996, the Company completed a private placement of its securities (the "1996 Private Placement"). The offer and sale of the shares in the 1996 Private Placement was made by the Company, acting through its officers and directors, and certain placement agents, one of which was Joseph Stechler. Mr. Stechler is a director of the Company. The Company paid each placement agent, including Mr. Stechler, cash commissions of 7% of the purchase price for each share sold in the 1996 Private Placement by such person and, in addition to such cash commissions, granted five year warrants to such placement agent to purchase such number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold by such Placement Agent, exercisable at prices equal to 120% of the prices paid for such shares (the "1996 Private Placement Warrants"). As compensation for his services as a placement agent in connection with the 1996 Private Placement, Mr. Stechler received approximately $140,000 as cash compensation and 30,500 1996

Private Placement Warrants. None of the Company's other directors received any compensation in connection with the 1996 Private Placement.

CONSULTING AGREEMENT

         See "Eisenberg Consulting Agreement" for a description of the consulting agreement between Dr. Mark Eisenberg and the Company.

EXTENSION OF EXPIRATION DATE OF CLASS A WARRANTS

         On July 1, 1997, the Company's Board of Directors extended the expiration date of the Company's publicly traded Class A Warrants from July 19, 1997 to November 3, 1997, and on October 29, 1997, the Board of Directors again extended the expiration date of such Class A Warrants to December 31, 1997. Mr. Joseph Stechler, a director of the Company, was an owner of Class A Warrants.

         In consideration for services rendered by him as a director of the Company in the five year period from 1992 to 1996 for which he never received compensation, the Company extended by one year to December 31, 1998 the expiration date of warrants owned by Mr. Stechler to purchase an aggregate of 86,930 shares, exercisable at $9.425 per share.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         To the best of the Company's knowledge, Dr. Steven Katz and Messrs. Ron Lipstein and Alain Klapholz, each an executive officer and director of the Company, filed with the Securities and Exchange Commission one report on Form 4 during or for the fiscal year ended December 31, 1997, later than the time during which such report was required to be filed. Each such report was for the receipt of options under the Company's Employee Stock Option Plan. To the best of the Company's knowledge, all other Forms 3, 4 and 5 required to be filed in the fiscal year ended December 31, 1997 were timely filed.

BOARD MEETINGS

         There were five meetings of the Board of Directors held during 1997 and twice the directors acted by unanimous written consent in lieu of a meeting. During 1997 the Board of Directors did not have standing audit or stock option committees or committees performing similar functions. All such functions were performed by the Board of Directors. See "The Committees."

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the Company's executive compensation paid during the three fiscal years ended December 31, 1997, 1996 and 1995 for the Chief Executive Officer and the Company's four other most highly compensated employees whose cash compensation exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION                                  AWARDS              PAYOUTS
(a)                        (b)            (c)              (d)           (e)               (f)       (g)     (h)         (i)
                                                                                         RE-
                                                                         OTHER           STRICTED            PLAN        ALL
NAME AND                                                                 ANNUAL          STOCK               PAY-        OTHER
PRINCIPAL                               SALARY            BONUS          COMPEN-         AWARDS    OPTIONS   OUTS        COMPEN
POSITION                   YEAR          ($)               ($)          SATION ($)         ($)       (#)     ($)         SATION($)
Steven Katz                1997       $130,000          $ 45,000        $  8,400*                  155,000
 Chief Executive           1996        162,451(1)                          8,100*                   50,000
 Officer and               1995         74,000(2)                          6,000*
 President

Ron Lipstein               1997       $115,000          $ 30,000        $  8,400*                   80,000
 Secretary,                1996        135,861(1)                          8,100*                   25,000
 Treasurer and             1995         53,848(2)                          6,000*
 CFO

Alain Klapholz             1997       $115,000          $ 20,000                                    40,000
 Vice President            1996        112,249(1)                          3,500*                   10,000
 and Director              1995         86,871(2)                          6,000*

----------------------

*        In lieu of health insurance.

(1) Includes $37,986, $26,923 and $16,265, paid to Dr. Katz and Messrs. Lipstein and Klapholz, respectively, in 1996 for compensation payable to such persons in 1995, but deferred for lack of funds at the Company's disposal at such time.

(2) Includes amounts for compensation payable to such persons in 1995, but deferred to 1996 for lack of funds at the Company's disposal at such time. See Note (1), above. Also includes $16,154 and $3,113, paid to Messrs. Lipstein and Klapholz, respectively, in 1995 for compensation payable to such persons in 1994, but deferred for lack of funds at the Company's disposal at such time.

BOARD COMPENSATION

         During 1997, for services rendered and to be rendered by Mr. Joseph Stechler as a director of the Company, Mr. Stechler was granted the following options under the Company's Employee Stock Option Plan: for services rendered in 1997, a five-year option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $10.00 per share, and for services to be rendered in 1998 a five-year option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $14.25 per share. On February 10,

1998, upon his becoming a director of the Company and for his services as a director, Dr. Steven Lilien was granted a five-year option under the Company's Employee Stock Option Plan to purchase 3,000 shares of the Company's Common Stock at an exercise price of $12.00 per share.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options (which include warrants) granted during the fiscal year ended December 31, 1997 by the Company to the Named Officers:

                                INDIVIDUAL GRANTS

                                    Percent of
                                   Total Options
                                    Granted to                     Exercise        Expira-
                     Options       Employees in                    or Base          tion
     Name            Granted       Fiscal Year       As To          Price           Date
     ----            --------       --------        --------       --------       --------
                                                      15,000       $   9.25       07/28/02
Steven Katz           155,000           45.6%        140,000       $  12.00       12/01/02
                                                      10,000       $   9.25       07/28/02
Ron Lipstein           80,000           23.5%         70,000       $  12.00       12/01/02
                                                      10,000       $   9.25       07/28/02
Alain Klapholz         40,000           11.8%         30,000       $  12.00       12/01/02

              AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUE

         The following table sets forth certain information regarding options (which include warrants) exercisable during 1997 and the value of the options held as of December 31, 1997 by the Named Officers. None of the Named Officers exercised any options in 1997.

                                                              Value of Unexercised
                             Number of Unexercised Options    In-the-Money Options
                                 at Fiscal Year End           at Fiscal Year End(1)
                                 ------------------           ---------------------
         Name                 Exercisable  Unexercisable   Exercisable   Unexercisable
         ----                 -----------  -------------   -----------   -------------
Steven Katz                     65,000        140,000       $315,345       $148,820
Ron Lipstein                    35,000         70,000        174,705        174,410
Alain Klapholz                  20,000         30,000         87,760         31,890

----------------------

(1) The difference between (x) the product of the unexercised options and $13.063 (the closing price of the Company's Common Stock on December 31, 1997, as listed on the Nasdaq SmallCap Market), less (y) the product of the unexercised options and the exercise price of such options.

                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

         The Board of Directors has selected the firm of Grant Thornton LLP ("Grant Thornton"), as the principal independent auditors of the Company for the fiscal year ending December 31, 1998, subject to ratification by the stockholders. Grant Thornton has served as the Company's independent auditors since 1994. If the appointment of the firm of Grant Thornton is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from stockholders.

                            APPROVAL OF THE COMPANY'S
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

         The Board of Directors has unanimously adopted, subject to shareholder approval, an Amended and Restated 1996 Stock Option Plan (the "Plan"), which amends certain aspects of the Company's 1996 Stock Option Plan, which was adopted by the Company's directors in April 1996 and approved by the Company's stockholders in June 1996. If approved by the stockholders of the Company, the Plan would (i) increase the number of shares of Common Stock available thereunder from 350,000 shares to 1,550,000 shares, and (ii) provide for the inclusion in any future grants of options made under the Plan of a provision requiring the optionee, for a period of one year after termination of employment, not to compete with the Company or disclose certain confidential information obtained during the course of the optionee's employment with the Company.

         The above-described amendment was approved by unanimous consent of the Company's Board of Directors on May 5, 1998, subject to shareholder approval.

         The Plan is summarized below. The full text of the Plan is set forth in Appendix A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

ADMINISTRATION AND ELIGIBILITY

         The Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The Company proposes to increase the maximum number of shares of Common Stock available for issuance under the Plan from 350,000 shares to 1,550,000 shares. Under the Plan, the Company may grant incentive stock options or options not intended to qualify as incentive stock options (together, the "Options).

         The Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors.

         The Plan is to be administered by the Board of Directors or the Stock Option Committee (the "Committee"). Any construction or interpretation of terms and provisions of the Plan by the Board or Committee are final and conclusive. The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be employees (including officers), directors, consultants or advisors of either the Company or any subsidiary corporation of the Company. Employees shall be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Directors, consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or the Committee, in their sole discretion, but subject to the provisions of the Plan, shall determine the non-executive employees, and the Board the executive employees, directors, consultants or advisors, of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

         Under the Plan, directors who are not employees of the Company may only be granted Nonstatutory Stock Options. Such individuals include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, also serve as directors of the Company.

         No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant.

         The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company shall be the "fair market value" (as defined pursuant to the Plan) of the Company's Common Stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Plan shall be determined by the Board or Committee at the time of the grant of the Option.

         A Nonstatutory Stock Option granted to directors who are not employees of the Company shall vest entirely on the date granted and shall be exercisable for a period of ten (10) years. All other Nonstatutory Stock Options granted under the Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years).

         If the employment of an employee by the Company or any subsidiary of the Company shall be terminated either voluntarily by the employee or for cause, then such employee's Options shall immediately expire. If such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination. The retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause.

         If the holder of any Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one year after such death.

         If the holder of any Options under the Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within one year after his termination of employment due to such disability.

         If the services of a director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall immediately expire. If such services shall terminate for any other reason (including the death or disability of a director who is not an employee of the Company), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one year after such termination. In the event of the death of a director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such director at any time within one year after such death.

         Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one year after such death.

         Options granted under the Plan may provide for the payment of the exercise price by the delivery of a check to the order of the Company in an amount equal to the exercise price, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment.

         All options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         There are approximately 29 employees and 2 directors who are not employees of the Company who are eligible for participation in the Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Plan.

MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option and payment of the exercise price, the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted pursuant to the Plan from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

AMENDMENT AND TERMINATION OF THE PLAN

         The Plan shall terminate on June 5, 2006, which is within ten (10) years from the date of the adoption of the Company's original 1996 Stock Option Plan by the Board of Directors and stockholders, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

         The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

         The Board of Directors may at any time, on or before the termination date of the Plan, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or other persons, or class of employees or other persons eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from being disqualified as such under the then existing provisions of the Code or any law amending or supplementing the Code.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

         Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

         Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years form the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

         If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to options held by persons required to file reports under Section 16 of the Securities Exchange Act (the "Exchange Act"). The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for a more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

         Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a Non-Statutory Option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

RESTRICTIVE COVENANTS

         The Plan provides for the inclusion in any future grants of options made under the Plan a provision requiring the optionee, for a period of one year after termination of employment (the "Restrictive Period"), to agree to the following restrictive covenants:

         Nondisclosure. Upon the grant of any option under the Plan, the optionee will agree not to divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of the Company's business) any confidential and privileged information relating to the operations of the Company, including, but not limited to, intellectual property, confidential processes, ideas, plans, devices and materials, financings, mergers, acquisitions, selective personnel information and other similar matters treated by the Company as confidential ("Confidential Information"), without the prior written consent of the Company; provided, however, that such covenant will not apply to any Confidential Information that was known by the optionee prior to the Company's disclosure thereof to such optionee, that is or becomes through no fault of the optionee generally available to the public, or that is independently developed and supplied to the optionee by a source other than the Company.

         Covenant not to Compete. Upon the grant of any option under the Plan, the optionee will agree that during the continuation of his employment with the Company and during the Restrictive Period if his employment with the Company is terminated by him voluntarily or by the Company for cause, the optionee will not, directly or indirectly, within the United States of America:

         a. own, manage, operate, control, be employed by, render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any person, corporation, association, joint venture, partnership, or other business entity that engages in any part of the business of the Company in competition with the Company (a "Competitive Company"), unless his affiliation with such Competitive Company is not related in any way, directly or indirectly to the sale or marketing of products or the provisions of services that are of the same kind or a like nature as those products sold or services provided by the Company at the time the optionee's employment terminates; or

         b. solicit or attempt in any manner to persuade or influence any present or future customer of the Company to divert its business from the Company to any Competitive Company.

NEW PLAN BENEFITS

         Because the option grants under the Plan are discretionary, or the exercise prices of options automatically granted thereunder are equal to currently unknown closing prices of the Common Stock on the Nasdaq SmallCap Market, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals from such option grants made in the future.

                   AUTHORIZATION TO INCREASE NUMBER OF SHARES
                         COMPANY IS AUTHORIZED TO ISSUE
                                (PROPOSAL NO. 4)

         The Company is presently authorized, pursuant to its Certificate of Incorporation, to issue 10,000,000 shares of Common Stock. As of June 15, 1998, there were 5,879,353 shares of Common Stock outstanding and options and warrants to purchase an additional 2,460,022 shares of Common Stock outstanding (including publicly-traded Class B Warrants to purchase 1,193,600 shares of Common Stock), leaving only 1,660,625 authorized but not yet issued shares. Accordingly, the Board of Directors, on May 5, 1998, unanimously adopted a resolution, subject to shareholder approval, authorizing the amendment of the Company's Certificate of Incorporation to increase the number of shares the Company is authorized to issue from 10,000,000 to 25,000,000 shares. Upon shareholder approval, the Company will then have 16,660,625 authorized shares available for future issuance.

                              BOARD RECOMMENDATION

         The Board of Directors believes that the foregoing four proposals are in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                                  OTHER MATTERS

         Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than April 13, 1999 for inclusion in the proxy statement for that meeting.

                                             By Order of the Board of Directors,

                                             Ron Lipstein, Secretary

June 25, 1998

         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

       Proxy for Annual Meeting of Stockholders to be held August 6, 1998.

                            ORTEC INTERNATIONAL, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Dr. Steven Katz and Ron Lipstein and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Ortec International, Inc., standing in the name of the undersigned at the close of business on June 15, 1998, at the Annual Meeting of Stockholders of the Company to be held on August 11, 1998 at the Audubon Biomedical Science and Technology Park, 3960 Broadway, New York, New York, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

        This proxy is solicited by the Board of Directors of the Company.

                (Continued and to be signed on the reverse side.)

/X/      Please mark your
         votes as this example

1.    Election of       For   Against           Nominees are:
      Directors         / /      / /            Dr. Steven Katz, Ron Lipstein,
                                                Alain Klapholz, Dr. Mark
                                                Eisenberg, Joseph Stechler
                                                and Dr. Steven Lilien

2.    Approval of appointment of Grant Thornton LLP            For   Against     Abstain
      as the Company's auditors.                               / /     / /         / /

3.    Ratification and approval of the Company's
      Amended and Restated 1996 Stock Option Plan              / /     / /         / /

4.    Authorization of amendment to the Company's
      Certificate of Incorporation increasing the number
      of shares of Common Stock the Company is
      authorized to issue.                                     / /     / /         / /

5.    In their discretion upon such other measures as
      may properly come before the meeting, hereby
      ratifying and confirming all that said proxy may
      lawfully do or cause to be done by virtue hereof
      and hereby revoking all proxies heretofore given by
      the undersigned to vote at said meeting or any
      adjournment thereof.                                     / /     / /         / /

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_____________________________________________

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned ___________.

Signature(s):____________ Date: ______ Signature(s):_________________ Date: ____

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.